Exhibit 99.1

	CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Chief Financial Officer
(770) 437-6800

Financial Dynamics:
Christine Mohrmann, Jim Olecki
FOR IMMEDIATE RELEASE		(212) 850-5600

INTERFACE REPORTS SECOND QUARTER 2006 RESULTS
-- Second Quarter Sales (Excluding Sold European Fabrics Business) Up 12.2% Year-Over-Year --
-- Second Quarter Orders Up 13.4% Year-Over-Year to $276 million --

ATLANTA, Georgia, July 25, 2006 - Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings and fabrics company, today announced results for the second quarter ended July 2, 2006.

Sales in the 2006 second quarter rose 5.0% to $258.7 million from $246.5 million in the year ago period. As previously announced, the Company sold its European fabrics business during the 2006 second quarter. Excluding sales from this business in both periods, the Company’s sales for the 2006 second quarter were $258.7 million, a 12.2% increase compared with $230.6 million in the second quarter of 2005. Operating income for the 2006 second quarter was $21.1 million, versus $21.2 million in the year ago period. Excluding results from the European fabrics business in both periods, as well as a loss of $1.7 million on the disposal of the business in the 2006 second quarter, operating income for the second quarter of 2006 was $22.8 million, versus operating income of $20.9 million a year ago, an increase of 9.1%. Please see the attached tables for a reconciliation of results including and excluding the European fabrics business.

The Company reported net income for the 2006 second quarter of $5.9 million, or $0.11 per diluted share, versus a net loss of $7.4 million, or $0.14 per diluted share in the second quarter a year ago. The Company’s 2006 second quarter results include the previously mentioned loss on the European fabrics business disposal of $1.7 million, or $0.03 per diluted share, as well as other expenses of $0.5 million, or $0.01 per diluted share, for premiums paid in connection with the Company’s repurchase of $23 million of its 7.3% Senior Notes during the 2006 second quarter. The Company’s 2005 second quarter results include a loss from discontinued operations of $9.8 million, or $0.19 per diluted share (net of tax), a loss on disposal of discontinued operations of $1.6 million, or $0.03 per diluted share (net of tax), and a tax charge of approximately $1.6 million, or $0.03 per share, related to the repatriation of foreign earnings.

-MORE-

INTERFACE REPORTS SECOND QUARTER 2006 RESULTS	-2-

“We are pleased with our results for the second quarter, as we successfully executed against our goals, and the improving trends we are seeing in the industry continue to validate our strategy,” said Daniel T. Hendrix, President and Chief Executive Officer. “Overall sales increased despite challenging year-over-year comparables, and order activity further strengthened, with orders up 13% to $276 million over last year’s second quarter. This growth was realized across all of our geographic regions due to the continued outstanding performance of our modular carpet business, driven by the ongoing recovery within the corporate office market and the success of our market segmentation strategy. We also are particularly pleased with the performance of our Bentley Prince Street business, which posted strong growth for the quarter.”

Mr. Hendrix continued, “Modular carpet continues to gain acceptance around the world and Interface is leading the industry and shaping the growth of this market. Worldwide modular sales increased 14% during the second quarter, leading to record operating income for this business segment. We also continued to execute on our strategy in our Bentley Prince Street business, as sales increased 15% and profitability increased substantially. The sole disappointment this quarter was our fabrics business, which continues to lag behind our expectations. During the quarter, disruptions in yarn supply, manufacturing inefficiencies resulting from the shut-down of our East Douglas plant, and higher raw material costs combined to have a significant negative impact on our results in this business. We are addressing these issues within our fabrics business, and expect profitability to improve in the second half of the year.”

Patrick C. Lynch, Vice President and Chief Financial Officer of Interface, commented, “Driven by our increased sales volume, we saw improved results for the business. Selling, general and administrative expenses increased in the second quarter, reflecting the planned investments we are making in our residential flooring business, and in expanding our sales force and enhancing our marketing programs. We believe we’re already benefiting from these investments in the form of increased orders. As a percentage of sales, SG&A expenses in the 2006 second quarter were level with the year ago period at 22.6%. During the second quarter, we also took steps to enhance our financial strength, as we repurchased $23 million in bonds during the period.”

For the first six months of 2006, sales were $509.3 million, compared with $481.3 million for the same period a year ago, an increase of 5.8%. Excluding results from the Company’s European fabrics business in both periods, sales for the 2006 six-month period were $492.0 million compared with $448.6 million last year, an increase of 9.7%. Operating income for the 2006 six-month period was $17.8 million, versus operating income of $38.4 million for the comparable 2005 six-month period. Excluding results from the Company’s European fabrics business in both periods, as well as a charge for impairment of goodwill of $20.7 million, restructuring charges of $3.3 million, and the loss of $1.7 million on the previously mentioned European fabrics business disposal, operating income in the first half of 2006 was $42.4 million, compared with $37.0 million in the year ago period, an increase of 14.6%. The net loss for the first six months of 2006 was $11.2 million, or $0.21 per share, compared with a net loss of $9.6 million, or $0.18 per diluted share, for the 2005 first half. The loss for the 2005 period includes a loss from discontinued operations of $14.5 million, or $0.28 per diluted share, and a loss on disposal of $1.9 million, or $0.03 per diluted share.

INTERFACE REPORTS SECOND QUARTER 2006 RESULTS	-3-

       Mr. Hendrix concluded, “We are excited about our future, and particularly the third quarter, based on the current order activity, our backlog, and the trends we are seeing in the marketplace. Most of our businesses are growing in line with our goals, and our primary focus in the short term is to improve the profitability of our fabrics business. Over the longer term, we will continue to leverage the benefit of improving market conditions, the rebound in the corporate office market, and our segmentation strategy to exploit the growth of the worldwide modular carpet market, and focus on paying down debt. At the same time, we also will continue to improve our financial position to support our organic growth initiatives.”

The Company will host a conference call tomorrow, July 26, 2006, at 9:00 a.m. Eastern Time, to discuss its second quarter 2006 results. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the conference call live over the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=1350637 or through the Company’s website at http://www.interfaceinc.com/results/investor/. The archived version of the webcast will be available at these sites for one year beginning approximately 1 hour after the call ends.

Interface, Inc. is a recognized leader in the worldwide interiors market, offering floorcoverings and fabrics. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value. The Company is the world’s largest manufacturer of modular carpet under the InterfaceFLOR Commercial, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the high quality, designer-oriented segment of the broadloom carpet market. The Company’s InterfaceFabric business is a leading producer of interior fabrics and upholstery products, which it markets under the Guilford of Maine, Chatham and Terratex brands, and provides specialized automotive textile solutions.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the construction and renovation of commercial and institutional buildings,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Our Chairman, together with other insiders, currently has sufficient voting power to elect a majority of our Board of Directors,” “Large increases in the cost of petroleum-based raw materials, which we are unable to pass through to our customers, could adversely affect us,” “Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness which could have important negative consequences to us,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.” Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS SECOND QUARTER 2006 RESULTS	-4-

Consolidated Condensed Statements of Operations	Three Months Ended		Six Months Ended
(In thousands, except per share data)	07/02/06	07/03/05	07/02/06	07/03/05

Net Sales	$258,678	$246,545	$509,312	$481,260
Cost of Sales	177,511	169,317	349,163	332,893
Gross Profit	81,167	77,228	160,149	148,367
Selling, General & Administrative Expenses	58,381	56,005	116,683	109,974
Impairment of Goodwill - European Fabrics	--	--	20,712	--
Restructuring Charges	--	--	3,260	--
Loss on Disposal - European Fabrics	1,723	--	1,723	--
Operating Income	21,063	21,223	17,771	38,393
Interest Expense	10,936	11,506	22,168	23,084
Other Expense, Net	453	268	981	868
Income (Loss) Before Taxes	9,674	9,449	(5,378)	14,441
Income Tax Expense	3,768	5,509	5,798	7,578
Income (Loss) from Continuing Operations	5,906	3,940	(11,176)	6,863
Discontinued Operations, Net of Tax	(21)	(9,763)	(27)	(14,525)
Loss on Disposal - Discontinued Operations, Net of Tax	--	(1,598)	--	(1,935)
Net Income (Loss)	$5,885	$(7,421)	$(11,203)	$(9,597)

Earnings (Loss) Per Share - Basic
Continuing Operations	$0.11	$0.08	$(0.21)	$0.13
Discontinued Operations	--	(0.19)	--	(0.28)
Loss on Disposal	--	(0.03)	--	(0.04)
Earnings (Loss) Per Share - Basic	$0.11	$(0.14)	$(0.21)	$(0.19)

Earnings (Loss) Per Share - Diluted
Continuing Operations	$0.11	$0.08	$(0.21)	$0.13
Discontinued Operations	--	(0.19)	--	(0.28)
Loss on Disposal	--	(0.03)	--	(0.03)
Earnings (Loss) Per Share - Diluted	$0.11	$(0.14)	$(0.21)	$(0.18)

Common Shares Outstanding - Basic	53,375	51,398	52,995	51,362
Common Shares Outstanding - Diluted	54,996	52,481	52,995	52,622

Orders from Continuing Operations*	275,900	243,200	532,000	501,100
Continuing Operations Backlog (as of 07/02/06 and 07/03/05, respectively)*			118,500	99,500

_______________________
*  Orders from Continuing Operations in the 2005 three-month and six-month periods, and Continuing Operations Backlog as of July 3, 2005, exclude the European fabrics business, which was sold in April 2006.

INTERFACE REPORTS SECOND QUARTER 2006 RESULTS	-5-

Consolidated Condensed Balance Sheets
(In thousands)	07/02/06	01/01/06
Assets
Cash	$27,347	$51,312
Accounts Receivable	143,769	141,408
Inventory	142,766	130,209
Other Current Assets	25,615	21,164
Assets of Businesses Held for Sale	3,107	5,526
Total Current Assets	342,604	349,619
Property, Plant & Equipment	180,338	185,643
Other Assets	291,296	303,728
Total Assets	$814,238	$838,990

Liabilities
Accounts Payable	$52,525	$50,312
Accrued Liabilities	83,425	85,581
Liabilities of Businesses Held for Sale	1,855	4,214
Long-Term Debt	1,573	--
Senior and Senior Subordinated Notes	427,250	458,000
Other Long-Term Liabilities	67,669	68,807
Total Liabilities	634,297	666,914
Shareholders’ Equity	179,941	172,076
Total Liabilities and Shareholders’ Equity	$814,238	$838,990

Consolidated Condensed Statements of Cash Flows	Three Months Ended				Six Months Ended
(In millions)	07/02/06		07/03/05		07/02/06		07/03/05

Net Income (Loss)		$5.9		$(7.4)		$(11.2)		$(9.6)
Adjustments for Discontinued Operations		0.0		11.4		0.0		16.5
Net Income (Loss) from Continuing Operations		$5.9		$4.0		$(11.2)		$6.9
Depreciation and Amortization		7.7		8.1		15.9		16.2
Deferred Income Taxes and Other Non-Cash Items		(5.4)		(5.1)		(5.6)		(10.7)
Impairment of Goodwill and Restructuring Charges		--		--		23.4		--
Change in Working Capital
Accounts Receivable	(4.6)		(11.1)		(9.6)		(12.1)
Inventories	(2.1)		0.7		(21.9)		(15.5)
Prepaids	(0.2)		(0.6)		(4.4)		(6.2)
Accounts Payable and Accrued Expenses	20.7		16.2		3.5		16.1
Cash Provided from (Used in) Continuing Operations		22.0		12.2		(9.9)		(5.3)
Cash Provided from Operating Activities of
Discontinued Operations		--		1.8		--		7.9
Cash Provided from (Used in) Operating Activities		22.0		14.0		(9.9)		2.6
Cash Provided from (Used in) Investing Activities		20.0		(7.0)		8.8		(11.0)
Cash Provided from (Used in) Financing Activities		(36.0)		(6.4)		(24.2)		10.5
Effect of Exchange Rate Changes on Cash		0.9		(1.3)		1.3		(1.8)
Net (Decrease) Increase in Cash		$6.9		$(0.7)		$(24.0)		$0.3

INTERFACE REPORTS SECOND QUARTER 2006 RESULTS	-6-

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Six Months Ended
	07/02/06	07/03/05	% Change	07/02/06	07/03/05	% Change
Net Sales
Modular Carpet	$186.5	$163.7	13.9%	$352.4	$317.2	11.1%
Bentley Prince Street	33.9	29.5	14.9%	63.0	57.6	9.4%
Fabrics Group	35.5	49.5	(28.3%)	88.0	98.0	(10.2%)
Specialty Products	2.8	3.8	(26.3%)	5.9	8.5	(30.6%)
Total	$258.7	$246.5	5.0%	$509.3	$481.3	5.8%

Operating Income (Loss)
Modular Carpet	$23.6	$21.4		$44.3	$37.9
Bentley Prince Street	1.7	0.5		2.2	1.0
Fabrics Group	(3.0)	0.1		(26.4)	1.1
Specialty Products	0.0	0.2		0.0	0.4
Corporate Expenses and
Eliminations	(1.2)	(1.0)		(2.3)	(2.0)
Total	$21.1	$21.2		$17.8	$38.4

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions)

	Three Months Ended
	07/02/06	07/03/05	% Change
Operating Income Excluding European Fabrics and Loss on Disposal	$22.8	$20.9	9.1%
Operating Income - European Fabrics	--	0.3
Loss on Disposal of European Fabrics	(1.7)	--
Operating Income - as Reported	$21.1	$21.2

	Three Months Ended			Six Months Ended
	07/02/06	07/03/05	% Change	07/02/06	07/03/05	% Change
Net Sales Excluding European Fabrics	$258.7	$230.6	12.2%	$492.0	$448.6	9.7%
Net Sales - European Fabrics	--	15.9		17.3	32.7
Net Sales - as Reported	$258.7	$246.5		$509.3	$481.3

	Six Months Ended
	07/02/06	07/03/05	% Change
Operating Income Excluding European Fabrics,
Impairment of Goodwill, Loss on Disposition and Restructuring Charge	$42.4	$37.0	14.6%
Operating Income - European Fabrics	1.1	1.4
Impairment of Goodwill	(20.7)	--
Loss on Disposition	(1.7)	--
Restructuring Charge	(3.3)	--
Operating Income - as Reported	$17.8	$38.4

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to the current period relative to the comparable prior period. However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.